UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2017, Skyline Medical, Inc. (the “Company,” “we,” or “our”) entered into a securities purchase agreement (the “Series Purchase Agreement”) and related documentation with a New York-based family office (the “Investor”), governing an offering by the Company (the “Offering”) of a newly created series of preferred stock designated as “Series C Convertible Preferred Stock” (the “Series C Stock”). The closing of the Offering also occurred on November 28, 2017 (the “Closing Date”). Pursuant to the Securities Purchase Agreement, the Investor purchased 1,213,819 shares of Series C Stock (the “Series C Shares”) at a purchase price of $1.071 per Series C Share, together with a warrant (the “Warrant”) to purchase up to 606,910 shares of common stock. The Warrant has an exercise price of $1.26 per share, subject to adjustment, has a five and one-half year term and is exercisable commencing six months following the date of issuance. The Warrant contains “blocker” provisions restricting the holders’ ability to exercise if the issuance of shares upon exercise would result in such holder beneficially owning in excess of 4.99% or 9.99% of the Company’s common stock. Total gross proceeds from the offering were $1.3 million, before deducting expenses. The rights, preferences, powers, restrictions and limitations of the Series C Stock are summarized below in Item 5.03.

Pursuant to the Securities Purchase Agreement, and subject to certain exceptions, we have agreed that we will not issue any equity security or any equity-linked or related security for a period of 45 days from the date that the Registration Statement (as defined below) is declared effective, and we have agreed not to enter into Variable Rate transactions (as such term is defined in the Securities Purchase Agreement) for a period of 12 months from the date that the Registration Statement is declared effective. In addition, we granted the Investor the right to participate in up to one-third of the aggregate offering amount of a future series D preferred stock or similar round of Company financing.

In connection with the Offering and pursuant to a registration rights agreement (the “Registration Rights Agreement”), the Company has agreed to file a “resale” registration statement (the “Registration Statement”) covering all of the shares of common stock issuable upon conversion of the Series C Shares (the “Conversion Shares”) and upon conversion of the Warrant (the “Warrant Shares”) by the 15th calendar day after the Closing Date (the “Filing Deadline”) and cause the Registration Statement to be declared effective by the earlier of the 45th calendar day after the Closing Date and the 5th business day after we are notified by the SEC that the Registration Statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”). Further, as long as the Investor holds outstanding Series C Shares with a stated value of at least $250,000, we have agreed not to issue debt securities or any shares of preferred stock that are senior to or pari passu with the Series C Stock without the consent of the holders of a majority of the outstanding Series C Shares, except for issuances pursuant to acquisitions, joint ventures, license arrangements, leasing arrangements and other similar transactions.

If (i) we fail to file the Registration Statement on or before the Filing Deadline (a “Filing Failure”) or cause the Registration Statement to be declared effective on or before the Effectiveness Deadline (an “Effectiveness Failure”), (ii) we fail to maintain the effectiveness of the Registration Statement (a “Maintenance Failure”), or (iii) a Registration Statement covering the resale of the Conversion Shares and Warrant Shares is not effective and we fail to file current public information with the SEC that permits resales of such securities without restriction under Rule 144, then we be required to pay the holder of such securities an amount in cash or stock, for each month (or portion of a month) in which such delay shall occur, equal to one-and-one-half percent (1.5%) of the Investor’s total committed purchase price for Series C Shares pursuant to the Securities Purchase Agreement until the applicable failure has been cured or, if earlier, until the Conversion Shares and Warrant Shares are sold or are otherwise can be sold pursuant to Rule 144 without any restrictions. Notwithstanding the foregoing, the Company will not be required to make more than six (6) payments (each in an amount equal to one-and-one-half percent (1.5%) of the Investor’s total committed purchase price for Series C Shares) as a result of a Filing Failure, an Effectiveness Failure or a Maintenance Failure.

The foregoing description of each of the Securities Purchase Agreement, the Warrant and the Registration Rights Agreement is qualified in its entirety by reference thereto, which are filed as Exhibits 10.1, 10.2, and 4.1 to this Current Report, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. None of the Series C Shares, Warrants, Conversion Shares nor or Warrant Shares were registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such Securities has not and will not involve a public offering.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the private placement described in Item 1.01, on November 28, 2017, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State. The Certificate of Designation creates the Series C Stock and fixes the rights, preferences, powers, restrictions and limitations of the Series C Stock.

Each share of Series C Stock is convertible at the election of the holder thereof into a number of shares of common stock equal to the “Conversion Rate.” The initial Conversion Rate is one (1.0), and is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events. In addition, the Series C Stock will automatically convert into shares of common stock at the Conversion Rate upon the occurrence of a Fundamental Transaction (as defined in the Certificate of Designation), subject to the beneficial ownership limitation discussed below. If the closing bid price of our common stock on the day prior to the date the Registration Statement is declared effective (the “Effective Date Value”) is lower than $1.26, then the Conversion Rate shall be increased by multiplying the then-current Conversion Rate by the ratio of the $1.26 to the Effective Date Value. For example, if the Effective Date Value is $1.05 per share, then the Conversion Rate will be adjusted by multiplying the Conversion Rate by 1.20. In addition, and subject to certain exceptions, if the Company issues additional common stock or securities convertible into common stock during a period of 45 days from the later of (i) November 28, 2017 or (ii) the date on which the Registration Statement is declared effective, then the Conversion Rate will be increased by multiplying the then-current Conversion Rate by the ratio of (A) 85% of the lower of the Effective Date Value and $1.26 to (B) 77.5% of the lowest price that the our common stock trades for in the seven trading days following the announcement of such issuance; provided that such ratio is greater than one (1). Notwithstanding the foregoing, in no event will the Series C Shares in the aggregate be convertible into more than 1,250,269 shares of our common stock (subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events), which is equal to 19.9% of our outstanding common stock on the Closing Date. In the event of any conversion of Series C Shares in which the number of shares of common stock that would be issued would, when aggregated with all previous conversions, exceed such limitation, then the Company shall, in lieu of issuing such excess shares of common stock, pay to the holder upon conversion a cash fee equal to (i) the number of shares that could not be issued due to such limitation, multiplied by (ii) 1.15 times the closing bid price of our common stock on the trading day prior to the conversion date. Further, the Series C Stock contains “blocker” provisions restricting a holders’ ability to effect a conversion if the issuance of Conversion Shares would result in such holder beneficially owning in excess of 4.99% or 9.99% of the Company’s common stock.

The Company shall declare and pay dividends of 6% of the stated value of each Series C Share, which is $1.071, on May 28, 2018 and on six month anniversary thereof (each a “Dividend Payment Date”); provided, however, that if the closing bid price of the our common stock on the first Dividend Payment Date (the “First Dividend Price”) is lower than $1.26, the dividend percentage on the stated value per Series C Share payable on the first Dividend Payment Date shall be equal to (A) six percent (6%) of the stated value, plus a percentage equal to (B) (a) $1,529,412, multiplied by (b) the quotient of (1) the difference between (x) $1.26 and (y) the First Dividend Price, divided by (2) $1.26, divided by (c) $1,300,000. For example, if the First Dividend Price is $1.00, then the dividend percentage on the stated value per Series C Share payable on the first Dividend Payment Date will be 18.138%.

Unless prohibited by Delaware law governing distributions to shareholders, the Series C Stock shall begin to amortize through mandatory redemption, if not previously converted, at the option of the holder commencing November 28, 2018, such that the Series C Shares will be fully redeemed by mandatory redemption by the November 28, 2019.

The Series C Stock has no voting rights, except that the holders of shares of a majority of the outstanding Series C Shares will be required to effect or validate any amendment, alteration or repeal of any of the provisions of the Certificate of Designation that materially adversely affects the powers, preferences or special rights of the Series C Stock, whether by merger or consolidation or otherwise, subject to certain exceptions set forth in the Certificate of Designation.

With respect to payment of dividends and distribution of assets upon liquidation or dissolution or winding up of the Company, the Series C Stock shall rank equal to the common stock of the Company.

The Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to its full text.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

4.1	Investor Warrant

10.1	Securities Purchase Agreement dated November 28, 2017

10.2	Registration Rights Agreement dated November 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

skyline medical inc.

By:	/s/ Bob Myers
Bob Myers Chief Financial Officer

Date: November 29, 2017